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                              SAUL CENTERS, INC.


              Deferred Compensation and Stock Plan For Directors

                          (As Amended March 18, 1999)
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                                   ARTICLE I

                                  INTRODUCTION

     This Deferred Compensation and Stock Plan for Directors (the "Plan") is established by Saul Centers, Inc. (the "Company") for the benefit of its Directors and their Beneficiaries (as such terms are defined below), and it shall be maintained according to the terms hereof. The Company shall have the sole authority to amend, interpret, manage, and administer the Plan.

                                  ARTICLE II

                                  DEFINITIONS

     2.1 DEFINITIONS. When used herein, the following words and phrases shall have the meanings assigned to them, unless the context clearly indicates otherwise:

     (a) "Beneficiary" means the person or persons, natural or otherwise, designated by a Director under section 8.1 to receive any death benefit payable under section 6.3.

     (b)  "Board of Directors" means the board of directors of Saul Center, Inc.

     (c) "Cash Deferred Fee Account" means an account established by the Company in the name of a Director to which is credited (1) any Director's Fees that are deferred by the Director under section 3.1(a) and directed into the Cash Deferred Fee Account under section 3.1(b), (2) any Prior Deferral Amounts other than such amounts which the Director elects to have transferred to his or her Stock Deferred Fee Account pursuant to section 3.4(b), and (3) any
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interest that is credited by the Company under Article IV, and from which is debited payment made under Article VI and Article IX.

     (d)  "Company" means Saul Centers, Inc.

     (e) "Deferred Fee Accounts" means a Director's Cash Deferred Fee Account and Stock Deferred Fee Account.

     (f) "Deferred Fee Agreement" means the written agreement, substantially in the form of Exhibit A hereto, between the Company and a Director, that together with the Plan, governs the Director's rights to payment of deferred Director's Fees (adjusted for investment performance) under the Plan.

     (g)  "Directors" means a member of the Board of Directors.

     (h) "Director's Fees" means the annual retainer paid to a Director, any fees paid to a Director for attending meetings of the Board of Directors or any committee of the Board of Directors, and any fees paid to a Director for serving as chairman of a committee of the Board of Directors.

     (i) "Fair Market Value" means, with respect to a share of the Company's common stock, (i) if the common stock; is listed on a national securities exchange or traded on the National Market System, the closing price of the common stock on the determination date or if there are no sales on such date, then on the next preceding date on which there were sales of common stock, all as published in the Eastern Edition of the Wall Street Journal, (ii) if the common stock is not listed on a national securities exchange or traded on the National Market System, the mean between the bid and asked prices last reported by the National Association of

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Securities Dealers, Inc. for the over-the-counter market on the determination date or, if no bid and asked prices are reported on such date, then on the next preceding date on which there were such quotations, or (iii) if the common stock is not listed on a national securities exchange or traded on the National Market System and quotations for the common stock are not reported by the National Association of Securities Dealers, Inc., the fair market value determined by Board of Directors.

     (j) "Financial Hardships" means the financial inability of a Director, as determined by the President of the Company, to provide the necessary funds to meet any unforeseen and extraordinary expenses incurred on account of accident, sickness or disability affecting the Director or any member of his or her family.

     (k) "Interests" means the amount of interest credited to a Director's Cash Deterred Fee Account at an annual rate determined quarterly in accordance with section 4.2.

     (l) "Plan" means the Saul Centers, Inc. Deferred Compensation and Stock Plan for Directors set forth in this document, as amended by the Company from time to time.

     (m)  "Shares" means the phantom shares of the Company's common stock.

     (n) "Stock Deferred Fee Account" means an account established by the Company in the name of a Director to which are credited (1) Shares for any Director's Fees that are deferred by the Director under section 3.1(a) and directed into the Stock Deferred Fee Account under section 3.1(b), and (2) any additional Shares that are credited by the Company under Article V and from which are debited payments made under Article VI and Article IX.

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                                  ARTICLE III

                          DEFERRAL OF DIRECTOR'S FEES

     3.1 ELECTION TO DEFER FEES. (a) For the initial calendar year of the Plan, the election to defer Director's Fees earned on and after January 1, 1994, the effective date of the Plan, shall be made prior to such date. After such date, a Director may elect to defer all or part of his or her Director's Fees to be earned on or after the date of the election. For a new Director, the election to defer Director's Fees earned during his or her initial calendar year of service shall be made within thirty days following the Director's election or appointment. Any election to defer shall continue in effect for subsequent calendar years unless modified or revoked in accordance with section 3.3.

     (b) When a Director elects to defer Director's Fees under section 3.1(a), the Director shall also elect whether amounts deferred should be credited to his or her Cash Deferred Fee Account, to his or her Stock Deferred Fee Account, or both, in percentages authorized in the Director's Deferred Fee Agreement.

     3.2  CREDITING TO DEFERRED FEE ACCOUNTS. (a) When a Director elects under section 3.1(b) to have Director's Fees credited to his or her Cash Deferred Fee Account, the Company shall credit the Director's Cash Deferred Fee Account with the amount of such Director's Fees as of the day such Directors Fees would have been paid to the Director if they had not been deferred under the Plan.

     (b) When a Director elects under section 3.1(b) to have Director's Fees credited to his or her Stock Deferred Fee Account, the Company shall credit the Director's Stock Deferred Fee Account with a number of Shares as of the day such Director's Fees would have been paid to the

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Director were they not deferred under the Plan. The number of Shares credited to the Stock Deferred Fee Account shall be the quotient of (1) the amount of Director's Fees to be credited to the Stock Deferred Fee Account divided by (2) the Fair Market Value of the Company's common stock on such date.

     3.3 MODIFICATION OR REVOCATION OF DEFERRAL. A Director may, on a prospective basis, change the amount of Director's Fees to be deferred by executing a new Deferred Fee Agreement or revoke his or her election to defer Director's Fees by a written revocation to the Secretary of the Company.

     3.4 MODIFICATION OF INVESTMENT DIRECTION. A Director may, on a prospective basis, modify his or her election regarding the Deferred Fee Accounts to which his or her deferred Director's Fees are credited.

                                  ARTICLE IV

                                   INTEREST

     4.1 INTEREST. Interest shall be credited to each Director's Cash Deferred Fee Account, as of the end of each calendar quarter, at an annual rate determined pursuant to section 4.2. Interest shall be credited during each quarter that a Director has any amount credited to his or her Cash Deferred Fee Account under the Plan.

     4.2 RATE OF INTEREST. Interest shall be credited at a rate equal to two percentage points less than the dividend rate for the dividend paid in the calendar quarter then just ended on the Company's common stock computed as of the date that the dividend is paid, based on the closing price of the Company's common stock on such date.

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                                   ARTICLE V

                                   DIVIDENDS

     5.1 CREDITING OF DIVIDENDS. Each Director with shares credited to his or her Stock Deferred Fee Account on the record date of a dividend on the Company's common stock shall be credited on the payment date of the dividend with an amount determined by the product of the number of shares credited to the Director's Stock Deferred Fee Account on the dividend record date and the dividend per share on the Company's common stock. Such amount shall be credited on the dividend payment date to the Director's Cash Deferred Fee Account, unless the Director at such lime has a Deferred Fee Agreement in effect which provides for the deferral of any portion of the Directors fees otherwise payable during the period which includes the dividend payment date to be credited to the Director's Stock Defected Fee Account. In such a case, the dividend reinvestment provisions of Section 5.2 shall apply.

     5.2 DIVIDEND REINVESTMENT SHARES. If the Director has a Deferred Fee Agreement in effect on the payment date of dividends on the Company's common stock and such Deferred Fee Agreement provides for any portion of the Director's fees otherwise payable during the period which includes the dividend payment date to be credited to the Director's Stock Deferred Fee Account, then on the dividend payment date the Director's Stock Deferred Fee Account shall be credited with a number of shares determined by dividing the amount of the dividends for the Director as determined under Section 5.1 by ninety-seven percent (97%) of Fair Market Value of the Company's common stock on the dividend payment date.

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                                  ARTICLE VI

                           PAYMENT OF DEFERRED FEES

     6.1 DEFERRED FEES AND INTEREST. A Director shall be entitled to receive a benefit equal to the amounts credited to his or her Deferred Fee Accounts at the time or times specified in such Director's Deferred Fee Agreement. Amounts credited to a Director's Cash Deferred Fee Account shall be paid in cash. Shares credited to a Director's Stock Deferred Fee Account shall be paid by the delivery by the Company of certificates representing a like number of the Company's common shares.

     6.2 PAYMENT. (a) At the election of a Director, the amount credited to the Director's Deterred Fee Accounts shall be paid in a lump sum or in installments in accordance with the terms of such Director's Deferred Fee Agreement. Amounts credited to a Director's Cash Deferred Fee Account shall bear interest at the rate specified in Article IV during the installment payout period. Shares credited to a Director's Stock Deferred Fee Account shall continue to result in the crediting of additional amounts to a Director's Cash Deferred Fee Account or additional Shares to the Director's Stock Deferred Fee Account as determined under Article V during the installment payout period.

     (b) Notwithstanding the foregoing, no payment of shares from a Director's Stock Deferred Fee Account shall be made unless the Company may validly issue shares at such time pursuant to all applicable rules and regulations, including but not limited to corporate law, securities law and stock exchange nobles. If Shares may not be issued, subject to compliance with applicable securities laws requirements, the Fair Market Value of the Shares credited to a Director's Stock Deferred Fee Account shall be distributed in cash.

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     6.3 DEATH OF A DIRECTOR. If a Director dies with any amount credited to his or her Deferred Fee Accounts, then his or her Beneficiary shall be entitled to receive the entire amount in a lump. Such payment shall be made as soon as practicable after the end of the calendar quarter in which the Director's death occurred.

                                  ARTICLE VII

                             HARDSHIP WITHDRAWALS

     7.1 WITHDRAWALS FROM DEFERRED FEE ACCOUNTS. (a) No Director, Beneficiary, nor any other individual or entity shall have any right to make any withdrawals from such Director's Deferred Fee Accounts or to alter any installment payments provided under this Agreement.

     (b) Notwithstanding section 7.1(a), a Director shall, in the discretion of the Company, be entitled to withdraw all or a portion of the amount credited to his or her Deferred Fee Accounts in the event of Financial Hardship.
Withdrawals from the Cash Deferred Fee Account shall be payable in cash and withdrawals from the Stock Deferred Fee Account shall be payable in Shares, subject to the provisions of section 6.2(b).

                                 ARTICLE VIII

                                 BENEFICIARIES

     8.1 DESIGNATION OF BENEFICIARY. Each Director may designate from time to any person or person, natural or otherwise, as his or her Beneficiary or Beneficiaries to whom benefits under section 6.3 are to be paid if he or she dies while entitled to benefits. Each

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Beneficiary designation shall be made either in the Deferred Fee Agreement or on a form prescribed by the Secretary of the Company and shall be effective only when filed with the Secretary during the Director's lifetime. Each Beneficiary designation filed with the Secretary shall revoke all Beneficiary designations previously made by the Director. The revocation of a Beneficiary designation shall not require the consent of any designated Beneficiary.

                                  ARTICLE IX

                              ANNUAL STOCK AWARDS

     9.1 ANNUAL STOCK AWARDS. Each person who is a Director as of the record date for the Company's annual meeting of stockholder's shall as of the date of the Company's annual meeting receive distribution of an award of one hundred
(100) shares of the Company's common stock. The annual stock award may not be deferred under Article III. The common stock received by each Director shall be subject to the holding period requirement of Section 9.2.

     9.2 HOLDING PERIOD. The shares of common stock of the Company received by a Director in accordance with Section 9.1 shall be restricted from transfer by the Director for a period of twelve (12) months from the date of the award. In the event a Director dies prior to the end of the Director's twelve (12) month holding period for the shares of common stock, the restriction on transfer of such Director's shares shall terminate. The Company may place such legends on the certificates representing the shares of common stock distributed as annual awards as it deems appropriate to enforce the holding period requirement.

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                                   ARTICLE X

                                ADMINISTRATION

     10.1 RIGHT TO TERMINATE. The Board of Directors may amend or terminate the Plan at any time in whole or in part. No amendment or termination of the Plan shall reduce any amounts credited to a Director's Deferred Fee Accounts, any amount owed to him or her by the Company as of the date of amendment or termination, or the amount of Interest accrued or number of Shares to be credited, as of such date, to his or her account.

     10.2 NO FUNDING OBLIGATION. The obligation of the Company to pay any benefits under the Plan shall be unfunded and unsecured, and any payments under the Plan shall be made from the general assets of the Company. The Company, however, in its discretion, may set aside assets or purchase annuity or life insurance contracts to discharge all or part of its obligations under the Plan. The assets set aside or the annuity, or life insurance contracts shall remain in the name of the Company, and no trust shall be created by setting aside the assets or purchasing annuity or life insurance contracts. Director's rights under the Plan are not assignable or transferable other than by will or the laws of descent and distribution, and such rights are exercisable during the Director's lifetime only by him or her, or by his or her guardian or legal representative.

     10.3 APPLICABLE LAW. This Plan shall be construed and enforced in accordance with the laws of the State of Maryland, except to the extent superseded by federal law.

     10.4 ADMINISTRATION AND INTERPRETATION. The President of Saul Centers, Inc. shall have the authority and responsibility to administer and interpret the Plan. Benefits due and owing to a Director or Beneficiary under the Plan shall be paid when due

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without any requirement that a claim for benefits be filed. However, any
Director or Beneficiary who has not received the benefits to which he or she believes himself or herself entitled may file a written claim with the President, who shall act on the claim within thirty days, and such action on any such claim shall be conclusive.

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                                   EXHIBIT A

                            DEFERRED FEE AGREEMENT

     This Agreement between Saul Centers, Inc. (the "Company") and ____________________ (the "Director") is made the ____ day of ____________,
19__, under the Saul Centers, Inc. Deferred Compensation and Stock Plan for Directors (the "Plan").

     1. DEFERRED FEE PLAN. The Director agrees to the terms and conditions of the Plan, a copy of which has been delivered to the Director and constitutes a part of this Agreement. Capitalized words and phrases in this Agreement shall have the meaning given to them in the Plan, unless the context dearly indicates otherwise.

     2. ELECTION TO DEFER FEES. The Director authorizes and directs the Company to defer ________________________ [insert percentage or dollar amount] of the Director's Fees earned on and after _________________ 19__ and in each subsequent calendar year. The Director may at any time revoke this election on a prospective basis beginning after the date of such revocation by delivering to the Secretary of the Company a written revocation of the election.

     3. INVESTMENT OF DEFERRED FEES. The Director elects to have his or her deferred Director's Fees apportioned between Cash and Stock Deferred Fee Accounts as follows (circle appropriate percentages):


Cash Deferred Fee Account:         0%     25%     50%     75%     100%
Stock Deferred Fee Account:        0%     25%     50%     75%     100%

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     4.  FORM OF PAYMENT. The Director elects to receive the amount of Deferred
Fees credited to his or her Deferred Fee Accounts pursuant to this Agreement in (check one):

     ( )  a lump sum; or

     ( )  substantially equal annual Installments over a period of __ years

          (not to exceed ten).

          Payment shall commence:

     ( )  ________, 19__; or

     ( )  upon termination of service as director.

      5. BENEFICIARY. The Director requests that, upon his or her death, any amounts remaining in his or her Deferred Fee Accounts be paid to the Beneficiary or Beneficiaries he or she has designated in a Notice of Designation of Beneficiary filed with the Secretary of the Company.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written above.

_______________________                 ___________________________________
Witness                                 Director


                                        SAUL CENTERS, INC

                                        By_________________________________
                                        Name:______________________________
                                        Title:_____________________________


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